UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2006

AMERICAN POWER CONVERSION CORPORATION
(Exact name of registrant as specified in charter)

Massachusetts	1-12432	04-2722013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 Fairgrounds Road, West Kingston, Rhode Island 02892
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 401-789-5735

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

(a)
On September 22, 2006, American Power Conversion Corporation (the “Company”) issued a press release, attached as Exhibit 99.1 to this Form 8-K, relating to the reduction of the Company’s global workforce.

(b)
On September 21, 2006, management of the Company committed to a global plan of termination under which the Company’s workforce will be reduced by approximately 330 positions (the “Global Action”). The estimated range of costs to be incurred in connection with the Global Action is approximately $4,000,000 to $5,000,000, consisting primarily of one-time employee severance costs. These costs will be recognized predominantly in the third and fourth quarters of 2006 as required by generally accepted accounting principles. It is currently anticipated that the Global Action will be completed in the first quarter of 2007 and that all of the expected costs will result in future cash expenditures.

The Company had previously announced its plan on June 27, 2006 to streamline Irish operations, including the commencement of discussions with employees with the objective of reducing the number of positions in Ireland by approximately 200 to 250 (the “Irish Action”). Based on the current status of these discussions and further identification of affected employees and associated severance costs, the estimated range of costs to be incurred in connection with the Irish Action is now expected to be approximately $6,000,000 to $7,000,000, consisting primarily of one-time employee severance costs. These costs will be recognized predominantly in the third and fourth quarters of 2006 as required by generally accepted accounting principles.

In the combined Global Action and Irish Action, the Company intends to reduce its workforce by an aggregate of approximately 580 positions and expects to incur aggregate costs of approximately $10,000,000 to $12,000,000, consisting primarily of one-time employee severance costs. These costs will be recognized predominantly in the third and fourth quarters of 2006 as required by generally accepted accounting principles. It is currently anticipated that the combined actions will be completed in the first quarter of 2007 and that all of the expected costs will result in future cash expenditures.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release, dated September 22, 2006, issued by American Power Conversion Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN POWER CONVERSION CORPORATION

Dated: September 27, 2006	By:	/s/ Richard J. Thompson
Richard J. Thompson,
Senior Vice President, Finance & CFO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 22, 2006, issued by American Power Conversion Corporation.